UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2020

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hatnufa St., Floor 6, Yokneam Ilit, Israel	2069203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +972.4.959.0123

Not applicable

(Former name or former address, if changed since last report)

 Securities registered pursuant to
Section 12(b) of the Exchange Act

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary shares, par value NIS 0.25	RWLK	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2020, Mr. Peter Wehrly notified the board of directors (the “Board”) of ReWalk Robotics Ltd. (the “Company,” “we” or “us”) of his decision to step down as a member of the Board. Mr. Wehrly’s decision was not due to any disagreement with the Company’s management or Board. Mr. Wehrly will remain a member of the Board and the audit committee of the Board (the “Audit Committee”) until his resignation takes effect on March 15, 2020. By the effective date of Mr. Wehrly’s resignation, the Board plans to appoint to the Audit Committee an existing member of the Board who meets the requirements for financial literacy and independence of audit committee members under the applicable rules and regulations of the Securities and Exchange Commission and The Nasdaq Stock Market LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd.

Dated: March 6, 2020	By:	/s/ Ori Gon
	Name:	Ori Gon
	Title:	Chief Financial Officer

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